Exhibit 16.1

(Grant Thornton Letterhead)

March 27, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Nogin, Inc.

File No. 001-40682

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Nogin, Inc. dated March 27, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP